Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

VectivBio Holding AG

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary shares, nominal value of CHF 0.05 per share

	Debt	Debt Securities

	Other	Warrants

	Other	Units

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$350,000,000	0.0001102	$38,570

	Total Offering Amounts					$350,000,000		$38,570

	Total Fees Previously Paid							—

	Total Fee Offsets							$4,147(3)

	Net Fee Due							$34,423(3)

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $350,000,000. Also includes such indeterminate number of securities of VectivBio Holding AG (the “Registrant”) as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(2)

The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

The Registrant previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on May 4, 2022 (File No. 333-264653) (the “Prior Registration Statement”), which was declared effective on May 12, 2022, that registered an aggregate of $200,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time. Of the $200,000,000 of securities registered on the Prior Registration Statement, for which the Registrant paid a filing fee of $18,540 in connection therewith, $44,746,250 of the securities remain unsold, leaving $4,147 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $4,147 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, only $34,423 in additional registration fees is due to be paid at this time. Concurrently with the filing of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	VectivBio Holding AG	F-3	333-264653	05/04/2022		$4,147	Unallocated (Universal) Shelf	(1)	N/A	$44,746,250

Fee Offset Sources	VectivBio Holding AG	F-3	333-264653		05/04/2022						$4,147(2)

(1)	See Note (1) under Table 1 above.

(2)	See Note (3) under Table 1 above.

2